Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following supplemental pro forma information of Sequential Brands Group, Inc. (the “Company”) is presented for informational purposes only, as an aid to understanding the entities’ combined financial results. This unaudited pro forma condensed combined financial information should not be considered a substitute for the historical financial information prepared in accordance with generally accepted accounting principles (“GAAP”), as presented in the Company’s filings on Form 10-Q and Form 10-K and other filings with the Securities and Exchange Commission. The unaudited pro forma consolidated financial information disclosed in this report is for illustrative purposes only and is not necessarily indicative of results of operations that would have been achieved had the pro forma events taken place on the dates indicated, or of the Company’s future consolidated results of operations.

On June 24, 2014, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SBG Universe Brands, LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Company (“LLC Sub”), Universe Galaxy Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of LLC Sub (“Merger Sub”), Galaxy Brand Holdings, Inc., a Delaware corporation (“Galaxy”), Carlyle Equity Opportunity GP, L.P., a Delaware limited partnership, solely in its capacity as the representative of the Galaxy stockholders and optionholders (the “Stockholder Representative”), and, for limited purposes described therein, Carlyle Galaxy Holdings, L.P., a Delaware limited partnership (“Carlyle”). On August 15, 2014 (the “Closing Date”), the transactions contemplated by the Merger Agreement were consummated.

Pursuant to the Merger Agreement, on the Closing Date, Merger Sub merged with and into Galaxy (the “Initial Merger”), with Galaxy continuing as the surviving corporation and a wholly-owned subsidiary of LLC Sub (the “Initial Surviving Corporation”), and immediately thereafter the Initial Surviving Corporation merged with and into LLC Sub (the “Subsequent Merger”) with LLC Sub continuing as the surviving entity in the Subsequent Merger. In the Initial Merger, all outstanding equity interests of Galaxy, including outstanding options (whether vested or unvested), were converted into the right to receive a portion of $100 million in cash, subject to adjustment as set forth in the Merger Agreement, 13,750,000 shares of the Company’s common stock and warrants to purchase an aggregate of up to 3,000,000 additional shares of the Company’s common stock (collectively, the “Merger Consideration”), subject to the terms and conditions set forth in the Merger Agreement. The Initial Merger and the Subsequent Merger are referred to collectively as the “mergers.”

The unaudited pro forma condensed consolidated financial information is based on the preliminary information available and management’s preliminary valuation of the fair values of tangible and intangible assets acquired and liabilities assumed at the acquisition date. A final determination of these estimated fair values will be made in due course. The finalization of the Company’s purchase accounting assessment may result in changes to the valuation of assets acquired and liabilities assumed, particularly in regards to infinite and finite-lived intangible assets, which could be material.

The unaudited pro forma condensed combined financial statements are derived from and should be read in conjunction with historical consolidated financial statements and related notes of the Company, which are included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and its Quarterly Report on Form 10-Q for the fiscal period ended June 30, 2014, as previously filed with the Securities and Exchange Commission, and of Galaxy, which are filed as Exhibits 99.1, 99.2, 99.3 and 99.4 of the Current Report on Form 8-K/A to which this is an exhibit. The unaudited pro forma condensed combined balance sheet as of June 30, 2014, and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 and the six months ended June 30, 2014, are presented herein.

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The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined balance sheet as of June 30, 2014, gives effect to the preliminary purchase price allocation of approximately $279 million, based upon payment of cash of $100 million and approximately $179 million of equity utilizing the closing stock price of $13.02 on August 15, 2014. Please refer to the Preliminary Purchase Price Allocation table below for the preliminary allocation of the purchase price. In addition, transaction costs of $6,705,000 representing legal, accounting and other costs incurred during the transaction are included in retained earnings. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013, gives effect to amortization of the value assigned to the acquired licensing contracts and incremental interest expense related to the incremental financing required. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2014, gives effect to amortization of the value assigned to the acquired licensing contracts and incremental interest expense related to the incremental financing required.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

June 30, 2014

(in thousands, except per share data)

	Sequential	Galaxy	Pro Forma Adjustments
	6/30/14 Historical	6/30/14 Historical	(a)	(b)	Pro Forma Condensed Combined
Assets
Current Assets:
Cash	$15,775	$5,247	$10,209	$(5,247)	$25,984
Accounts receivable, net	7,450	8,255	8,255	(8,255)	15,705
Other receivables	0	1,353	1,353	(1,353)	1,353
Prepaid expenses and other current assets	1,172	631	1,631	(631)	2,803
Current assets held for disposition from discontinued operations of wholesale business	194	0	0	0	194
Total current assets	24,591	15,486	21,448	(15,486)	46,039

Property and equipment, net	1,697	1,367	1,367	(1,367)	3,064
Intangible assets, net	115,693	181,832	181,832	(181,832)	297,525
Goodwill	1,225	42,304	88,754	(42,304)	89,979
Other assets	3,233	251	4,358	(251)	7,592
Total assets	$146,439	$241,241	$297,760	$(241,241)	$444,198

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$4,410	$1,265	$1,265	$(1,265)	$5,675
Deferred license revenue	961	225	225	(225)	1,186
Long-term debt, current portion	8,000	3,500	4,000	(3,500)	12,000
Income taxes payable	0	770	0	(770)	0
Other current liabilities	0	273	273	(273)	273
Note payable	0	2,404	2,404	(2,404)	2,404
Current liabilities held for disposition from discontinued operations of wholesale business	404	0	0	0	404
Total current liabilities	13,774	8,437	8,167	(8,437)	21,941

Long-Term Liabilities:
Long-term debt	46,064	17,750	115,936	(17,750)	162,000
Deferred tax liability	4,586	69,130	0	(69,130)	4,586
Other long-term liabilities	1,541	327	0	(327)	1,541
Long-term liabilities held for disposition from discontinued operations of wholesale business	745	0	0	0	746
Total long-term liabilities	52,936	87,207	115,936	(87,207)	168,873
Total liabilities	66,711	95,644	124,103	(95,644)	190,814

Commitments and Contingencies

Stockholders' Equity:
Preferred stock Series A, $0.001 par value	0	0	0	0	0
Common stock, $0.001 par value	26	2	14	(2)	40
Additional paid-in capital	112,726	141,934	179,011	(141,934)	291,737
Subscription receivable	0	(2,174)	0	2,174	0
Accumulated other comprehensive loss	(89)	0	0	0	(89)
(Accumulated deficit)/retained earnings	(34,755)	5,836	(5,369)	(5,836)	(40,124)
Treasury stock, at cost	(690)	0	0	0	(690)
Total Sequential Brands Group, Inc. and Subsidiaries stockholders’ equity	77,218	145,597	173,656	(145,597)	250,874
Noncontrolling interest	2,510	0	0	0	2,510
Total equity	79,728	145,597	173,656	(145,597)	253,384
Total liabilities and stockholders’ equity	$146,439	$241,241	$297,760	$(241,241)	$444,198

Note that amounts may not foot due to rounding.

(a) Galaxy preliminary purchase price allocation which consists of $100 million in cash and $179 million in equity based on 13,750,000 shares at $13.02 per share which was the stock closing price on August 15, 2014; assumes $180 million of debt financing used to finance the acquisition and eliminate existing debt, net of acquisition costs of $6,705 incurred in connection with the acquisition.  Acquisition costs include legal, accounting and other costs incurred during the transaction.  $1,788 of these acquisition expenses have been reflected in the statement of operations as of June 30, 2014 included in this information statement.  The remaining expenses will be reflected in the statement of operations at the close of the transaction.  The final purchase price allocation has not been completed.  It is expected to be completed once the transaction has been finalized and valuation reports are obtained from third party experts.

(b) Elimination of Galaxy's historical balance sheet

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Preliminary Purchase Price Allocation

Total Consideration Paid by Sequential	$279,025,000

Allocated to:
Accounts receivable, net	$8,254,918
Other receivables	1,352,869
Prepaid expenses and other current assets	1,631,245
Property and equipment, net	1,367,210
Trademarks	181,831,920
Accounts payable and accrued expenses	(1,264,940)
Deferred license revenue	(225,000)
Other current liabilities	(272,535)
Note payable	(2,404,443)
Goodwill	88,753,756
Total Allocated Purchase Price	$279,025,000

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UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Period Ended June 30, 2014

(in thousands, except share and per share data)

	Sequential	Galaxy	Pro Forma Adjustments
	6/30/14 Historical	6/30/14 Historical	(a)	(b)	Pro Forma Condensed Combined

Net revenue	$13,265	$15,600	$0	$0	$28,865
Operating expenses	10,186	10,872	0	250	21,307
Income from operations	3,079	4,728	0	(250)	7,558
Other income	2	6	0	0	8
Interest expense	2,501	589	(589)	3,957	6,459
Income before income taxes	580	4,146	589	(4,207)	1,107
Provision for income taxes	248	1,634	230	(1,641)	470
Income from continuing operations	332	2,512	359	(2,567)	637
Net income attributable to noncontrolling interest	(197)	0	0	0	(197)
Net income attributable to Sequential Brands Group, Inc. and Subsidiaries	$135	$2,512	$359	$(2,567)	$440
Basic earnings per share:
Attributable to Sequential Brands Group, Inc. and Subsidiaries	$0.01				$0.01
Basic weighted average common shares outstanding	24,911,564	-	13,750,000	-	38,661,564
Diluted earnings per share:
Attributable to Sequential Brands Group, Inc. and Subsidiaries	$0.01				$0.01
Diluted weighted average common shares outstanding	26,629,832	-	13,750,000	-	40,379,832

Note that amounts may not foot due to rounding.

(a) Elimination of Galaxy's interest expense as not related to go forward business

(b) Represents amortization of the value assigned to the acquired licensing contracts and incremental interest expense related to the incremental financing required.

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UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2013

(in thousands, except share and per share data)

	Sequential	Galaxy	Pro Forma Adjustments
	12/31/13 Historical	12/31/13 Historical	(a)	(b)	Pro Forma Condensed Combined

Net revenue	$22,653	$23,860	$0	$0	$46,513
Operating expenses	16,845	11,532	0	500	28,877
Income from operations	5,808	12,328	0	(500)	17,635
Other income	488	71	0	0	559
Interest expense	15,589	1,728	(1,728)	8,624	24,213
(Loss) income before income taxes	(9,294)	10,671	1,728	(9,124)	(6,018)
Provision for income taxes	1,849	3,402	674	0	5,925
(Loss) income from continuing operations	(11,143)	7,270	1,054	(9,124)	(11,943)
Net income attributable to noncontrolling interest	(588)	0	0	0	(588)
Net (loss) income attributable to Sequential Brands Group, Inc. and Subsidiaries	$(11,731)	$7,270	$1,054	$(9,124)	$(12,531)
Basic loss per share:
Attributable to Sequential Brands Group, Inc. and Subsidiaries	$(0.66)				$(0.40)
Basic weighted average common shares outstanding	17,713,140		13,750,000	-	31,463,140
Diluted loss per share:
Attributable to Sequential Brands Group, Inc. and Subsidiaries	$(0.66)				$(0.40)
Diluted weighted average common shares outstanding	17,713,140		13,750,000	-	31,463,140

Note: Amendments may not foot due to rounding.

(a) Elimination of Galaxy's interest expense as not related to go forward business

(b) Represents amortization of the value assigned to the acquired licensing contracts, incremental interest expense related to the incremental financing required. In 2013, the Company's tax provision represented the non-cash deferred tax expense created by the amortization of acquired trademarks.

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